UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2003

(Date of Report)

SEI Investments Capital Accumulation Plan

(Exact name of registrant as specified in charter)

Pennsylvania	0-10200	23-1707341
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File No.)	Identification No.)

1 Freedom Valley Drive

Oaks, Pennsylvania 19456

(Address of principal executive offices) (Zip Code)

(610) 676-1000

(Registrants’ telephone number, including area code)

Not applicable

(Former name of former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On June 10, 2003, the Administrative Committee (the “Committee”) of the SEI Investments Capital Accumulation Plan, a Pennsylvania corporation (the “Plan”), determined to no longer engage KPMG LLP (“KPMG”) as the Plan’s independent public accountants and engaged PricewaterhouseCoopers LLP (“PwC”) to serve as the Plan’s independent public accountants for the fiscal year ended December 31, 2002.

KPMG’s report on the Plan’s consolidated financial statements for the fiscal year ended December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2002 and through the filing date of this current report on Form 8-K, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to KPMG’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Plan’s consolidated financial statements for such year; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Plan provided KPMG with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of KPMG’s letter, dated June 11, 2003, stating that it has found no basis for disagreement with such statements.

During the fiscal year ended December 31, 2002 and through the filing date of this current report on Form 8-K, the Plan did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Plan’s consolidated financial statements, or any other matters or “reportable events,” in each case in the manner contemplated by Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements and Exhibits

(c)	Exhibits.

16.1 Letter	from KPMG LLP to the Securities and Exchange
Commission	dated June 11, 2003, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Administrative Committee of the SEI Investments Capital Accumulation Plan

Date: June 13, 2003	By:	/s/ Carmen V. Romeo
Carmen V. Romeo Authorized Signatory

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated June 11, 2003, filed herewith.